September 25, 2000



Dear Shareholder:

You are cordially invited to attend the 2000 Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky on Wednesday November 8, 2000 at 5:00 p.m.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will report on the operations of the Corporation. Directors and officers of the Corporation as well as a representative from the Corporation's independent accounting firm, Crowe, Chizek and Company LLP, will be present to respond to appropriate questions of shareholders.

Detailed information concerning activities and operating performance during the fiscal year ended June 30, 2000 is contained in our Annual Report, which is also enclosed.

Please  sign,   date  and  promptly  return  the  enclosed  proxy  card  to  the
Corporation. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,



B. KEITH JOHNSON
President & Chief Executive Officer

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 RING ROAD
                       ELIZABETHTOWN, KENTUCKY 42702-5006
                                 (270) 765-2131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 8, 2000


         The Annual Meeting of Shareholders of First Federal Financial Corporation of Kentucky (the "Corporation") will be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 8, 2000 at 5:00 p.m.

         A Proxy Card and a Proxy Statement for the meeting are enclosed.

         The meeting is for the purpose of considering and acting upon:

            1.    The election of four directors of the Corporation;

            2. Such other matters as may properly come before the meeting or any adjournments thereof.

         NOTE: The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on September 15, 2000 are the shareholders entitled to vote at the meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed proxy card, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy card will not be used if you attend and vote at the meeting in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS




                                       REBECCA S. BOWLING
                                       Corporate Secretary

Elizabethtown, Kentucky
September 25, 2000

IMPORTANT: THE PROMPT RETURN OF PROXY CARDS WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXY CARDS IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                 FIRST FEDERAL FINANCIAL CORPORATION OF KENTUCKY
                                 2323 RING ROAD
                       ELIZABETHTOWN, KENTUCKY 42702-5006
                                 (270) 765-2131

                         ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 8, 2000

                                 PROXY STATEMENT



         This proxy statement is furnished in connection with the solicitation of proxy cards by the Board of Directors of First Federal Financial Corporation of Kentucky (the "Corporation") for use at the 2000 Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held at the Corporation's home office, 2323 Ring Road, Elizabethtown, Kentucky, on Wednesday, November 8, 2000 at 5:00 p.m. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement, together with the enclosed proxy card, are being first mailed to stockholders of the Corporation on or about September 25, 2000.


                           REVOCABILITY OF PROXY CARDS

         Shareholders who execute proxy cards retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxy cards will be voted at the Meeting and all adjournments thereof. Proxy cards may be revoked by written notice to the Corporate Secretary of the Corporation or by the filing of a later-dated proxy card prior to a vote being taken on a particular proposal at the Meeting. A written notice of revocation of a proxy card should be sent to the Corporate Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, P.O. Box 5006, Elizabethtown, Kentucky 42702-5006, and will be effective if received by the Corporate Secretary prior to the Meeting. A previously submitted proxy card will also be revoked if a shareholder attends the Meeting and votes in person. Proxy cards solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, the shares represented by a signed proxy card will be voted for the nominees for director set forth below.

         The accompanying proxy card confers discretionary authority on the persons named as proxies to vote in their discretion in matters incident to the conduct of the Meeting. If one or more persons other than the nominees named below are nominated as directors, then the named proxies or their substitutes will have the power, in their discretion, to vote cumulatively for some number less than all nominees named below or for such of the other nominees as they may choose. If any of the nominees named below becomes unwilling or unable to accept nomination or election, then the proxies will have the right to vote for any substitute nominee in place of the nominee who has become unwilling or unable to accept nomination or election.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Shareholders of record as of the close of business on September 15, 2000 are entitled to one vote for each share then held, except in the election of directors, when cumulative voting applies. As of September 15, 2000 the Corporation had 3,755,939 shares of common stock ("Common Stock") issued and outstanding.

         Persons and groups owning more than 5% of the Common Stock are required to file certain reports regarding their ownership pursuant to the Securities Exchange Act of 1934. Based on such reports, the following table sets forth, as of September 15, 2000, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock as of that date. The table also sets forth the beneficial ownership of all executive officers and directors of the Corporation as a group.

                                       Amount & Nature      Percent of Shares
                                        of Beneficial        of Capital Stock
                                          Ownership            Outstanding
                                       ---------------      -----------------
First Federal Financial Corporation
of Kentucky Employee Stock
Ownership Plan
2323 Ring Road
P.O. Box 5006
Elizabethtown, Kentucky 42702-5006        211,503 (1)             5.63%

All Executive Officers and
  Directors as a Group (23 Persons)       460,483 (2)            12.26%

-----------------------------------
(1) As of the date of this proxy statement, all shares have been allocated. The voting of allocated shares is directed by the employees.

(2) Includes certain shares owned by spouses, or as custodian or trustee, over which shares all executive officers and directors as a group effectively exercise sole voting and investment power. Also includes 30,456 shares of Common Stock which may be purchased pursuant to stock options exercisable within 60 days from the record date, and 110,559 shares held by the Bank's ESOP which have been allocated to all executive officer participants as a group. Each employee participant votes shares allocated to his or her account.

                                CUMULATIVE VOTING

         Pursuant to the Articles of Incorporation and Bylaws of the Corporation, every stockholder voting for the election of directors is entitled to cast a number of votes calculated by multiplying the number of shares the stockholder is entitled to vote times the number directors to be elected. Each stockholder will be entitled to cast his votes for one director or distribute his votes among any number of candidates as he or she chooses. The Board of Directors intends to vote the shares represented by completed proxy cards solicited by it equally among the four candidates standing for election as directors nominated by the Board of Directors. However, the Board reserves the right, in its sole discretion, to distribute the votes among some or all of the nominees of the Board of Directors in another manner so as to elect as directors the maximum number of nominees possible.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Corporation's Board of Directors is currently comprised of ten directors, divided into three classes with staggered terms. We currently have two classes of directors with three directors in the class and one class of directors with four directors.

         At the meeting, the Corporation will elect three directors. The Board has nominated each of B. Keith Johnson, Diane E. Logsdon, and John L. Newcomb, Jr. for election to a three-year term ending at the 2003 annual meeting. If any nominee is unable to serve, the shares represented by all valid proxy cards will be voted for election of such substitute director as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

         Two current directors, Irene B. Lewis and Kennard Peden, are retiring from the Board of Directors at the 2000 annual meeting. The Board of Directors wishes to thank Ms. Lewis and Mr. Peden for their years of service to the Corporation.

         The three persons receiving the most votes at the meeting will be elected as directors. Votes which are not cast at the meeting, either because of abstentions or broker non-votes, are not considered in determining the number of votes cast for the election of a nominee.

         The following table sets forth for each nominee and for each director continuing in office such person's name, age, the year he or she first became a director and the number of shares and percentage of the Common Stock beneficially owned.

                                    NOMINEES
                                                          SHARES OF
                                                           COMMON
                                                            STOCK
                                  YEAR FIRST             BENEFICIALLY
                                   ELECTED                  OWNED
                      AGE AT         OR         TERM         AT        PERCENT
                     SEPT. 15,    APPOINTED      TO     SEPTEMBER 15,    OF
     NAME              2000      DIRECTOR (1)  EXPIRE   2000 (2) (3)    CLASS
     ----              ----     ------------   ------   ------------    -----

B. Keith Johnson        39         1997         2003       31,182         *
Diane E. Logsdon        57           -          2003          200         *
John L. Newcomb, Jr.    46           -          2003        8,715         *


                         DIRECTORS CONTINUING IN OFFICE

Robert M. Brown         60         1991         2001       16,047         *
Wreno M. Hall           81         1979         2002       82,960       2.21%
Walter D. Huddleston    74         1966         2002       74,030       1.97%
J. Stephen Mouser       51         1998         2002        4,914         *
Burlyn Pike             79         1995         2001        8,010         *
J. Alton Rider          63         1987         2001       78,608       2.09%
Michael L. Thomas       45         1998         2002        1,309         *


                               RETIRING DIRECTORS

Irene B. Lewis          79         1983         2000        3,200         *
Kennard Peden           84         1967         2000       24,000         *


                    CERTAIN NON-DIRECTOR EXECUTIVE OFFICERS

                                         NUMBER OF SHARES OF          PERCENT
                                     COMMON STOCK BENEFICIALLY           OF
     NAME              AGE                    OWNED                    CLASS
     ----              ---                    -----                    -----
 Wm. Ray Brown          51                   26,167 (4)                  *

*     Represents less than 1%

(1) Each director first elected in 1990 or earlier was first elected as a director of the Bank and became a director of the Corporation on the date of its incorporation in June 1990.

(2) Includes certain shares owned by spouses, or as custodian or trustee over which shares the director or executive officer effectively exercises sole voting and investment power, unless otherwise indicated.

(3) Includes 25,000 shares of Common Stock subject to currently exercisable stock options. Also includes 2,288 shares under the ESOP, which has been allocated to Mr. Johnson's account for which Mr. Johnson has voting rights.

(4) Includes 23,351 shares under the ESOP, which has been allocated to Mr. Brown's account for which Mr. Brown has voting rights.

     Listed below is certain information about the directors and executive officers of the Corporation. Unless otherwise noted all directors and executive officers have held these positions for at least five years.

     ROBERT M. BROWN owns and operates Brown Funeral Home, which he formed in 1972. He is a charter member of the Elizabethtown A.M. Rotary Club. Mr. Brown is also active in the National, Kentucky and South Central Funeral Directors Association. He is also an active member of the Chamber of Commerce and has served as a major division chairman of Elizabethtown Community College's Partners in Progress fund raising campaign.

     WRENO M. HALL is a retired surgeon. He practiced in Elizabethtown for over 39 years.

     WALTER D. HUDDLESTON is a former two-term member of the United States Senate. Since leaving the Senate in 1985, he has owned and operated Walter D. Huddleston Consulting, a legislative consulting firm located in Elizabethtown and Washington, D.C. He is a member of the Chamber of Commerce.

     B. KEITH JOHNSON was named President and C.E.O. of the Corporation and the Bank on September 4, 1997. Mr. Johnson joined the Bank as Comptroller in 1993 and was appointed Executive Vice President in 1995. Before joining the Corporation he was a principal in the accounting firm of Whelan, Johnson, Doerr, Pike & Pawley P.S.C., where he was extensively involved in the firm's financial institution practice. He has been a licensed CPA since 1984. He is a member of the Board of Directors of the Kentucky Bankers Association. He serves in various capacities on several community/charitable organization boards.

     DIANE E. LOGSDON is the Vice President of planning and development at Hardin Memorial Hospital. She currently serves as the Board Chairperson of the Elizabethtown-Hardin County Chamber of Commerce.

     STEPHEN MOUSER is President of Mouser Custom Cabinetry, LLC, a family-owned cabinet manufacturer in Elizabethtown. He is a member of the Better Business Bureau, the Elizabethtown-Hardin County Chamber of Commerce, and the Home Builders Association. He is a former President of the Rineyville Optimist Club and former Board Member of Lincoln Trail Home Builders' Association.

     JOHN L. NEWCOMB, JR. is President and Financial Manager of Newcomb Oil Company, a family-owned business, which owns and operates the Five Star Food Marts selling Chevron, Shell, Amoco, Ashland, and Marathon gasoline. He serves as Treasurer of the Kentucky Petroleum Marketers Association and is a member of the National Chevron Marketers Council and the Ashland Petroleum Marketer Council. Mr. Newcomb was elected as a director of the Bank in 1999.

     BURLYN PIKE is a member of the law firm Pike & Schmidt Law Office, P.S.C. in Shepherdsville, Kentucky. Mr. Pike also served as the President and Chief Executive Officer of Bullitt Federal Savings Bank prior to its merger with First Federal Savings Bank in January 1995. He was named a director of the Corporation in January 1995.

     J. ALTON RIDER has been owner and operator of Rider's Men & Women Clothing Store in Elizabethtown since 1969. He is past President of the Hardin County A.M. Rotary Club, former Hardin County School Board member, past Hardin County Representative of the Kentucky Retail Association, a current member of the National Retail Federation, and is a member of the Elizabethtown-Hardin County Chamber of Commerce. He is also currently serving as a member of the Kentucky Retail Federation.

     MICHAEL THOMAS, DVM, has been a partner in Elizabethtown Animal Hospital for 17 years. Dr. Thomas is an active member in the American Veterinary Medical Association and the Kentucky Veterinary Medical Association.

CERTAIN NON-DIRECTOR EXECUTIVE OFFICERS

     WM. RAY BROWN currently serves as a Senior Vice President of the Corporation. Mr. Brown has served in many capacities since joining the Bank in 1972.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended June 30, 2000, the Board of Directors held ten meetings.

         The full Board of Directors of the Corporation acts as a nominating committee for the annual selection of nominees for election as directors. The Board of Directors met once during the 2000 fiscal year in its capacity as nominating committee. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Corporation's shareholders for nominees. Nominations must be submitted to the Corporate Secretary of the Corporation in writing in accordance with procedures set forth in the Corporation's Articles of Incorporation. Such notices generally must be submitted not less than 30 days nor more than 60 days before the date of the annual meeting and must include certain information including (i) the name, age, address, principal occupation and Common Stock ownership of the person to be nominated; (ii) a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iii) such other information regarding the nominee as would be required to be included in proxy materials filed under the applicable rules of the SEC had the nominee been nominated by the Board of Directors; and (iv) the written consent of the nominee to serve as a director of the Corporation if so elected. The notice must also include information about the shareholder submitting the nomination including name and address as they appear on the Corporation's books and the number of shares of Common Stock owned by the shareholder. Copies of the Articles of Incorporation may be obtained without charge upon written request to Corporate Secretary, First Federal Financial Corporation of Kentucky, 2323 Ring Road, Elizabethtown, Kentucky 42702-5006.

         The  Board's  Risk  Management   Committee  selects  the  Corporation's
independent auditors and reviews major financial, accounting and internal auditing policies. This committee meets with the independent auditors before scheduling the external audits to discuss the scope of work and audit findings and reviews the finished reports. The committee also reviews Office of Thrift Supervision examiner's reports and monitors policies pertaining to conflicts of interest as they affect directors, officers, and employees. The Risk Management Committee, composed of Directors Brown, Lewis, Mouser, Peden, and Rider, met five times during the 2000 fiscal year.

         The Board's Executive Compensation Committee determines issues involving executive compensation. The compensation committee is composed of Directors Huddleston, Hall, Mouser, and Pike. The compensation committee met twice in 2000.

EXECUTIVE COMPENSATION
 REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         During fiscal 1994, the Corporation established a Compensation Committee, comprised entirely of independent, nonemployee directors, with responsibility for reviewing all aspects of the Corporation and Bank's executive compensation program. The Compensation Committee's primary objective in structuring executive compensation is to provide a means of attracting and retaining executives with the experience and capability of providing outstanding leadership to the Corporation and the Bank.

         The Corporation's and the Bank's executive compensation program, described in greater detail below, consists of a competitive base salary, an incentive bonus based on the attainment of annual corporate performance objectives, and stock-based compensation awards.

         In establishing base salary levels and recommending corporate performance objectives, the Committee reviews relevant financial results for the Corporation, including growth in earnings, the rate of return on assets, and various other measures of productivity and efficiency. The Compensation Committee also believes that stock-based compensation, in the form of ESOP awards and grants of stock options and stock appreciation rights, can provide a longer-term incentive by giving executives, employees, and the Corporation's shareholders a common interest in increasing long-term shareholder value.

SALARIES
         The Compensation Committee has established a policy of providing base pay for executives that approximate the median base pay provided to executives of other thrifts and financial institutions of similar size. Base pay increases for executives and all other employees are based on an evaluation of individual performance.

BONUS INCENTIVE COMPENSATION
         Corporate performance objectives are established each year by the Board of Directors, which can include specific targets for growth, return on assets, and return on equity. When these objectives are met, all employees, including executive officers, earn an incentive bonus equal to a percentage of base pay. Based upon the actual financial results for the fiscal year ended June 30, 2000 all employees of the Bank earned an average incentive bonus equal to 4.0% of base pay.

EMPLOYEE STOCK OWNERSHIP PLAN
         The Corporation awards shares of the Common Stock under the ESOP to eligible employees, including executives, based on a percentage of base pay determined by the Board of Directors. Under the ESOP, executive officers were awarded an aggregate of 1,308 shares of Common Stock during fiscal 2000.

STOCK OPTION AND INCENTIVE PLAN
         The Corporation adopted its 1998 Stock Option and Incentive Plan as a means of increasing the incentive and encouraging the continued employment of key employees by facilitating their purchases of an equity interest in the Corporation. The 1998 Plan, authorized grants of stock options and stock appreciation rights to eligible employees. Awards under the 1998 Plan are subject to vesting and forfeiture as determined by the Stock Option Committee, which administers the Plan. The stock options granted under the 1998 Plan could have various vesting schedules depending on the date of the option. During the fiscal 2000, 45,000 shares were granted to executive officers under the 1998 Plan. The Board of Directors believes that stock options and other forms of stock-based incentive compensation help to attract, retain and motivate executive officers to improve long-term shareholder value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER
        In establishing Mr. Johnson's salary for fiscal year 2000, the Executive Compensation Committee took into account the Corporation's success in meeting its non-financial and financial performance goals during 2000. Mr.Johnson earned a base salary of $157,500 for 2000. Mr. Johnson also received a performance incentive bonus of $7,980 or 4.0% of his salary. Mr. Johnson was also awarded 241 shares of stock under the ESOP during fiscal 2000.

                        EXECUTIVE COMPENSATION COMMITTEE
                        Walter D. Huddleston, Chairperson
                                  Wreno M. Hall
                                   Burlyn Pike
                                 Stephen Mouser

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Corporation and the Bank. No other executive officer earned a combined salary and bonus in excess of $100,000 during fiscal year 2000.

                               ANNUAL COMPENSATION

       NAME AND                                      OTHER ANNUAL    ALL OTHER
  PRINCIPAL POSITION     YEAR    SALARY     BONUS    COMPENSATION  COMPENSATION
--------------------     ----    ------     -----    ------------  ------------
                                             (1)         (2)            (3)

B. Keith Johnson         2000   $157,500  $10,313      $2,160        $28,488
President and Chief      1999    133,000    9,410       2,160         26,915
  Executive Officer      1998    108,834    9,020       2,160         24,349

------------------------
(1)      Includes a performance incentive bonus and a Christmas bonus.

(2) Represents compensation related to Mr. Johnson's use of an automobile provided by the Bank.

(3) Includes the following for the 1998, 1999 and 2000 fiscal years, respectively: director's fees of $13,000, $15,250 and $16,750; matching contributions under the Bank's 401(K) plan of $7,530, $7,980 and $9,450; and amounts credited to Mr. Johnson's account under the Bank's ESOP of $1,885, $2,047 and $2,288.

OPTIONS EXERCISES AND YEAR-END VALUE TABLE

         The following table sets forth information concerning the value of options held by the Chief Executive Officer at the end of fiscal year 2000.

                                                                    Value of
                                                 Number of        Unexercised
                                                Unexercised       In-the-Money
                                                  Options           Options
                                                 at Fiscal         at Fiscal
                 Shares Acquired    Value        Year-End          Year-End
     Name          on Exercise     Realized  (Exercisable) (1)  (Exercisable)(2)
  ---------       ------------     --------  -----------------   --------------
B. Keith Johnson      -0-           -0-           25,000           $111,875
------------------
(1) Stock options granted to Mr. Johnson during fiscal year 2000 included 25,000 shares of which 5,000 is currently exercisable along with 20,000 shares granted in prior years.

(2) Difference between fair market value of underlying Common Stock at June 30, 2000 and the exercise price of such options.

DIRECTORS' COMPENSATION

         Members of the Board of Directors of the Corporation receive a monthly fee of $350. Members of the Bank's Board of Directors receive a monthly fee of $1,150. Advisory Board members receive a monthly fee of $550. No fees are paid for attendance at committee meetings.

RETIREMENT PLAN

          The Bank is a participating employer in a multiple employer pension plan sponsored by the Financial Institution Retirement Fund. All full time employees of the Bank are eligible to participate after one year of service and attaining age 21. Service credit for purposes of benefit accrued, eligibility and vesting is retroactive to the date of employment.

         A qualifying employee becomes fully vested in the plan upon completion of five years' service or when the normal retirement age of 65 is attained. The plan is intended to comply with the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"), as a "tax qualified" deferred benefits plan, and with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         The plan provides for monthly payments to each participating employee at normal retirement age. The annual allowance payable under the plan is equal to 2% of the highest average earnings received in any five consecutive full calendar years during the last ten years of employment before the participant's normal retirement date multiplied by the years of credited service. A participant who has attained the age of 45 and completed ten years of service may take an early retirement and elect to receive a reduced monthly benefit beginning immediately. Mr. Johnson has 6 years and 4 months of credited service under the plan. During fiscal year 2000, the Bank had employer contributions and administrative expenses of $5,418 for the plan.

         The following table indicates the annual retirement benefit payable under the plan based on various specified levels of plan compensation and various specified years of credited service as calculated under the plan assuming retirement at age 65 on December 31, 2000. The IRS maximum annual benefit under the plan is limited to $122,727 per year.



                                YEARS OF SERVICE
        High-5 Average          -----------------
         Compensation        15         20         25         30        35
     ------------------------------------------------------------------------
            10,000          3,000      4,000      5,000      6,000     7,000
            20,000          6,000      8,000     10,000     12,000    14,000
            30,000          9,000     12,000     15,000     18,000    21,000
            60,000         18,000     24,000     30,000     36,000    42,000
            90,000         27,000     36,000     45,000     54,000    63,000
           120,000         36,000     48,000     60,000     72,000    84,000
           150,000         45,000     60,000     75,000     90,000   105,000



TRANSACTIONS WITH THE CORPORATION AND THE BANK

         All loans to directors and executive officers are approved by the Board of Directors and are made in the ordinary course of business on substantially the same terms as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectability or contain other unfavorable terms.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph below shows the cumulative total return on the Common Stock of the Corporation between June 30, 1995 through June 30, 2000 compared with the cumulative total return of the NASDAQ Stock Market Index for U.S. Companies and the S&P Savings and Loans Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since June 30, 1995, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on June 30, 1995 in the Common Stock of the Corporation or in the indexes.

                                [GRAPHIC OMITTED]
------------------------------------------------------------------------------

                                 6/95    6/96    6/97   6/98    6/99    6/00
------------------------------------------------------------------------------
First Federal Financial
  Corporation of Kentucky         100     153    138     218     178    154
NASDAQ Stock Market - US          100     128    156     206     296    437
S & P Savings & Loan Companies    100     122    213     273     232    222



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

                              INDEPENDENT AUDITORS

         On April 20, 1999, Whelan, Doerr & Company was dismissed after the Board of Directors approved a recommendation made by the Risk Management Committee to change accountants.

         During the two most recent fiscal years and subsequent interim periods preceding the dismissal there had been no prior disagreements with Whelan, Doerr & Company concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Also, during the past two fiscal years, Whelan, Doerr & Company's report on the Corporation's financial statements contained an unqualified opinion.

         The reason for the change was due to the fact that Whelan, Doerr & Company could no longer provide the services needed due to a decrease in personnel. Therefore, based on the Corporation's current size and projected growth plans, a decision was made to go with a larger regional firm. Crowe, Chizek & Company LLP has served as the Corporation's independent auditors since April 20, 1999.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, the Corporation's officers, directors and persons who own more than ten percent of the outstanding Common Stock are required to file reports detailing their ownership and changes of ownership in Common Stock, and to furnish the Corporation with copies of all such reports. Based solely on its review of the copies of such reports received during the past fiscal year or with respect to the last fiscal year, the Corporation believes that during the fiscal year ended June 30, 2000, all of its officers and directors and all stockholders who own more than ten percent of the Corporation's outstanding Common Stock have complied with the reporting requirements.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that shares represented by completed proxy cards in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting such shares.

                                  MISCELLANEOUS

         The cost of solicitation of proxy cards will be borne by the Corporation. In addition to solicitations by mail, directors, officers, and regular employees of the Corporation may solicit proxy cards personally or by telegraph or telephone without additional compensation.

         The Corporation's Annual Report to Shareholders, including financial statements, is being mailed to all shareholders of record as of the close of business on September 15, 2000. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Corporation. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

         Shareholders proposals to be presented at the 2001 Annual Meeting must be received by the Corporate Secretary of the Corporation no later than June 4, 2001 to be included in the proxy statement for the 2001 Annual Meeting. Any such proposals and any nominations of candidates for election of directors must comply with the Corporation's Articles of Incorporation and the requirements of the proxy rules adopted under the Securities Exchange Act of 1934. The Corporation expects to exercise discretionary voting authority granted under any proxy form which is properly executed and returned to the Corporation on any matter that may properly come before the 2001 Annual Meeting unless written notice of the matter is delivered to the Corporation at its corporate offices, addressed to the Corporate Secretary of the Corporation, not later than October 15, 2001.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Rebecca S. Bowling
                                        Corporate Secretary

Elizabethtown, Kentucky
September 25, 2000





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